UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016 (May 17, 2016)

MID-AMERICA APARTMENT COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	001-12762	62-1543819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6584 Poplar Avenue
Memphis, Tennessee	38138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (901) 682-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 17, 2016, the registrant held its 2016 Annual Meeting of Shareholders. The following matters were submitted to a vote of the shareholders of record as of March 11, 2016 through the solicitation of proxies:

1.	To elect ten directors to serve for one year and until their successors have been duly elected and qualified;
2.	To provide an advisory (non-binding) vote to approve compensation of the registrant’s named executive officers; and
3.	To ratify Ernst & Young LLP as the registrant’s independent registered public accounting firm for 2016.

All ten nominees were elected to serve for one year and until their successors have been duly elected and qualified. The results of the election were as follows:

				Broker
	For	Against	Abstain	Non-Votes
H. Eric Bolton, Jr.	63,459,926	963,028	1,021,507	5,466,609
Alan B. Graf, Jr.	65,011,160	262,596	170,705	5,466,609
James K. Lowder	65,238,546	161,836	44,079	5,466,609
Thomas H. Lowder	65,287,228	112,933	44,300	5,466,609
Monica McGurk	65,256,050	136,118	52,293	5,466,609
Claude B. Nielsen	65,264,964	136,980	42,517	5,466,609
Philip W. Norwood	64,018,580	1,378,624	47,257	5,466,609
W. Reid Sanders	65,291,362	110,167	42,932	5,466,609
William B. Sansom	63,993,458	1,406,083	44,920	5,466,609
Gary Shorb	65,287,108	114,773	42,580	5,466,609

The advisory (non-binding) vote to approve the compensation of named executive officers was in favor of executive compensation. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
63,086,036	2,170,276	188,149	5,466,609

Ernst & Young LLP was ratified to serve as the registrant’s independent registered public accounting firm for 2016. The results of the vote were as follows:

			Broker
For	Against	Abstain	Non-Votes
70,646,971	211,616	52,483

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MID-AMERICA APARTMENT COMMUNITIES, INC.
Date: May 18, 2016	/s/Albert M. Campbell, III
Albert M. Campbell, III
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)